UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(b)

Pro forma financial information.

On September 30, 2005, Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P. and Shore Terminals LLC (collectively, the “Kaneb Subsidiaries”), each a wholly owned subsidiary of Valero L.P., completed the sale of certain terminal and pipeline assets (the “Held Separate Businesses”) to wholly owned subsidiaries of Pacific Energy Partners, L.P. (“Pacific Energy”) pursuant to a Sale and Purchase Agreement entered into between the Kaneb Subsidiaries and a subsidiary of Pacific Energy. Completion of the sale was reported by Valero L.P. in a Current Report on Form 8-K dated September 30, 2005 and filed October 6, 2005.

The Held Separate Businesses were sold in compliance with a consent decree of the Federal Trade Commission (“FTC”) which required Valero L.P. to divest the Held Separate Businesses in connection with the FTC’s approval of Valero L.P.’s acquisition of the Kaneb Subsidiaries. Valero L.P. acquired the Kaneb Subsidiaries on July 1, 2005 pursuant to a merger of subsidiaries of Valero L.P. with and into Kaneb Services LLC and Kaneb Pipe Line Partners, L.P.

On November 9, 2005, Valero L.P. filed its unaudited consolidated financial statements as of September 30, 2005 and for the three and nine months ended September 30, 2005 in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Third Quarter Financial Statements”). The Third Quarter Financial Statements fully reflect the disposition of the Held Separate Businesses in accordance with the requirements for pro forma financial information stated in Article 11 of Regulation S-X. The assets related to the Held Separate Businesses, which were acquired by Valero L.P. on July 1, 2005, are not included in Valero L.P.’s consolidated assets as of September 30, 2005 because they were sold on September 30, 2005. In addition, the operating results of the Held Separate Businesses are reflected in “income from discontinued operations” in Valero L.P.’s unaudited statements of income for the three and nine months ended September 30, 2005.

The Third Quarter Financial Statements are hereby incorporated by reference into Item 9.01 of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Date: November 9, 2005			By:	/s/ Amy L. Perry

			Name:	Amy L. Perry
			Title:	Assistant Secretary

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